Exhibit 10.2

SCHEDULE "B"

AMENDED

Effective Date

July 28, 2021

Consulting Fees

The Consultant shall be paid a fee of $10,833.33 per month plus applicable taxes (currently GST). All fees are to be billed and paid on a monthly basis.

Business Expenses

The Consultant shall be reimbursed by the Company for all reasonable actually and properly incurred by the Consultant in connection with the performance of the Services. For all such expenses, the Consultant shall furnish to the Company statements and vouchers as and when required by the Company.

One-Time Payment

The parties have mutually acknowledged that the Consultant’s fee was recorded incorrectly in the Amended Schedule “B” with an effective date of September 1, 2020 (“the September 2020 Amended Schedule B”). To remedy this error, the Consultant will issue an invoice to the Company in the amount of CAD $8,333.30, plus applicable taxes (the “One-Time Payment”) and the Company shall provide the Consultant with the One-Time Payment following the issuance of the invoice and the Effective Date of this Amended Schedule B which compensates the Consultant for all fees owed due to the error in the September 2020 Amended Schedule B. In exchange for the One-Time Payment, the Consultant releases and forever discharges the Company, its Parent and their respective directors, officers, employees, servants, agents, and each of their respective predecessors, successors and assigns, jointly and severally, from any and all actions, causes of action, covenants, contracts, claims and demands, complaints, proceeding, grievances, damages, costs or loss of any nature or kind, past, present or future, whether known by the Consultant now or becoming known by the Consultant in the future relating to the Consultant’s compensation earned up to and including the Effective Date of this Amended Schedule B.

Regulatory Acceptance

Both parties agree to seek regulatory acceptance, to the extent required to do so.

Blue Pegasus Consulting Inc. and Peggy Wu have duly executed this Amendment as of the effective date first above written.

BLUE PEGASUS CONSULTING INC.

Per:	/s/ Peggy Wu
Peggy Wu, Director

The Company has indicated its Amendment by the signature of its duly appointed Officer in that respect as of the effective date first above written.

CORVUS GOLD INC.

Per:	/s/ Anton Drescher
Signing Officer